As filed with the Securities and Exchange Commission on May 7, 1999

                                                           Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               ----------------

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                Radio One, Inc.
            (Exact name of registrant as specified in its charter)


          Delaware                                         52-1166660
       ---------------                                   --------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                    5900 Princess Garden Parkway, 8th Floor
                               Lanham, MD 20706
                           ------------------------
         (Address, including zip code, of principal executive offices)

               1999 Stock Option and Restricted Stock Grant Plan
          ----------------------------------------------------------
                           (Full title of the plan)

                            Alfred C. Liggins, III
                            Chief Executive Officer
                    5900 Princess Garden Parkway, 8th Floor
                               Lanham, MD 20706
                                (703) 860-5050
(Name, address, including zip code, and telephone number including area code, of agent for service)

                                   Copy to:

                            Richard L. Perkal, Esq.
                               Kirkland & Ellis
                             655 15th Street, N.W.
                            Washington, D.C.  20005
                                (202) 879-5000

                             ---------------------

                        Calculation of Registration Fee

--------------------------------------------------------------------------------------------
                                              Proposed           Proposed          Amount
                               Amount         Maximum             Maximum            of
 Title of Securities           to be       Offering Price        Aggregate      Registration
  to be Registered           Registered    Per Unit(1)(2)    Offering Price(2)      Fee
--------------------------------------------------------------------------------------------
Common Stock,
$.001 par value per share    1,408,099        $24.00           $33,794,376         $9,395
--------------------------------------------------------------------------------------------

(1)  Calculated on the basis of
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed by Radio One, Inc. with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) The latest Radio One prospectus filed on May 7, 1999 pursuant to Commission Rule 424(b).

     (b) The description of our common stock par value $.001 per share contained in a registration statement on Form 8-A filed by the Registrant on May 6, 1999 and any amendments or reports filed for the purpose of updating such description.

     All documents filed by Radio One after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Kirkland & Ellis has delivered its legal opinion to the effect that the issuance and sale of the Common Stock offered hereby have been duly authorized by the Company and that, when issued in accordance with the terms of the 1999 Stock Option and Restricted Stock Grant Plan, such Common Stock will be validly issued, fully paid and nonassessable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

   Radio One's Amended and Restated By-Laws incorporate substantially the provisions of the General Corporation Law of the State of Delaware (the "DGCL") in providing for indemnification of directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of Radio One. In addition, Radio One is authorized to indemnify employees and agents of Radio One and may enter into indemnification agreements with its directors and officers providing mandatory indemnification to them to the maximum extent permissible under Delaware law.

   Radio One's Amended and Restated Certificate of Incorporation provides that Radio One shall indemnify (including indemnification for expenses incurred in defending or otherwise participating in any proceeding) its directors and officers to the fullest extent authorized or permitted by the DGCL, as it may be amended, and that such right to indemnification shall continue as to a person who has ceased to be a director or officer of Radio One and shall inure to the benefit of his or her heirs, executors and administrators except that such right shall not apply to proceedings initiated by such indemnified person unless it is a successful proceeding to enforce indemnification or such proceeding was authorized or consented to by the board of directors. Radio One's certificate of incorporation also specifically provides for the elimination of the personal liability of a director to the corporation and its stockholders for monetary damages for breach of fiduciary duty as director. The provision is limited to monetary damages, applies only to a director's actions while acting within his or her capacity as a director, and does not entitle Radio One to limit director liability for any judgment resulting from (a) any breach of the director's duty of loyalty to Radio One or its stockholders;
(b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) paying an illegal dividend or approving an illegal stock repurchase; or (d) any transaction from which the director derived an improper benefit.

   Section 145 of the DGCL provides generally that a person sued (other than in a derivative suit) as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including counsel fees, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful. In the case of a derivative suit, a director, officer, employee or agent of the corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if the person has acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to, which such director, officer, employee or agent has been adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory under section 145 of the DGCL in the case of a director or officer who is successful on the merits in defense of a suit against him.

   The Underwriting Agreement provides that the Underwriters are obligated, under certain circumstances, to indemnify Radio One, the directors, certain officers and controlling persons of Radio One, Inc. against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 hereto.

   Radio One maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

     Not applicable.

Item 8.  Exhibits
         --------

     The exhibits listed on the Exhibit Index on page II-8 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 9.  Undertakings
         ------------

Radio One hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

          (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that the undertakings set forth in paragraphs 1(a) and 1(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lanham, State of Maryland, on May 7, 1999.


                                       Radio One, Inc.

                                       By: /s/ Alfred C. Liggins
                                          --------------------------------------
                                                  Alfred C. Liggins, III
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 1999.


                                       By: /s/ Alfred C. Liggins
                                          --------------------------------------
                                                    Alfred C. Liggins, III
                                           President and Chief Executive Officer
                                               (Principal Executive Officer)

                                       By: /s/ Scott R. Royster
                                          --------------------------------------
                                                    Scott R. Royster
                                           Executive Vice President, and Chief
                                                    Financial Officer
                                           (Principal Financial and Accounting
                                                         Officer)

                                       By: /s/ Catherine L. Hughes
                                          --------------------------------------
                                                   Catherine L. Hughes
                                           Chairperson of the Board of Directors

                                       By: /s/ Brian W. McNeill
                                          --------------------------------------
                                                     Brian W. McNeill
                                                         Director

                                       By: /s/ Terry L. Jones
                                          --------------------------------------
                                                     Terry L. Jones
                                                         Director

                                       By: /s/ Larry D. Marcus
                                          --------------------------------------
                                                      Larry D. Marcus
                                                         Director

                               INDEX TO EXHIBITS
                               -----------------

Exhibit 3.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to Amendment No. 4 the Registrant's Registration Statement on Form S-1 (File No. 333-74351) filed on May 5, 1999).

Exhibit 3.2 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-74351) filed on March 12, 1999).

Exhibit 4.3 Radio One, Inc., 1999 Stock Option and Restricted Stock Grant Plan, as amended, filed herewith.

Exhibit 5      Opinion of Kirkland & Ellis, filed herewith.

Exhibit 23.1   Consent of Kirkland & Ellis (included in its opinion filed as
               Exhibit 5).

Exhibit 23.2   Consent of Arthur Andersen, L.L.P., filed herewith.